As filed with the Securities and Exchange Commission on April 22, 1998
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    DVI, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  22-2722773
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification Number)


            500 HYDE PARK                                  18901
      DOYLESTOWN, PENNSYLVANIA                           (Zip code)
(Address of principal executive offices)

                        1986 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                               MICHAEL A. O'HANLON
                                  500 HYDE PARK
                         DOYLESTOWN, PENNSYLVANIA 18901
                                 (215) 345-6600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                               JOHN A. HEALY, ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8281


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                              Proposed Maximum      Proposed Maximum
                                              Amount to be     Offering Price      Aggregate Offering          Amount of
Title of Securities to be Registered         Registered (1)    Per Share (2)           Price (2)          Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.005 per share      660,000 shares   $24.75                   $16,335,000            $4,818.83
==============================================================================================================================

(1) Represents the maximum number of shares that may be acquired under the Registrant's 1986 Stock Option Plan (the "Plan")

(2) Calculated for purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share is based upon $24.75, which is the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system of the New York Stock Exchange on April 17, 1998.

                     STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-44046, filed by the Registrant on November 19, 1991 relating to the Registrant's 1986 Incentive Stock Option Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, Commonwealth of Pennsylvania on April 16, 1998.

                                    DVI, INC.


                                    By:  /s/ Michael A. O'Hanlon
                                         ------------------------------------
                                     Name:  Michael A. O'Hanlon
                                     Title:   Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of DVI, Inc. hereby severally constitute Michael A. O'Hanlon and Steven R. Garfinkel and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable DVI, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                                   TITLE                        DATE
             ---------                                   -----                        ----

/s/ Michael A. O'Hanlon                      Chief Executive Officer,            April 16, 1998
-----------------------------------
        MICHAEL A. O'HANLON                  President and Director

/s/ Steven R. Garfinkel                      Senior Vice President and           April 16, 1998
-----------------------------------
        STEVEN R. GARFINKEL                  Chief Financial Officer
                                             (Principal Financial Officer)

/s/ John P. Boyle                            Vice President and Chief            April 16, 1998
-----------------------------------
           JOHN P. BOYLE                     Accounting Officer
                                             (Principal Accounting
                                             Officer)

/s/ Gerald L. Cohn                           Director                            April 16, 1998
-----------------------------------
          GERALD L. COHN

/s/ William S. Goldberg                      Director                            April 16, 1998
-----------------------------------
        WILLIAM S. GOLDBERG

/s/ John E. McHugh                           Director                            April 16, 1998
-----------------------------------
          JOHN E. McHUGH

/s/ Nathan Shapiro                           Director                            April 16, 1998
-----------------------------
          NATHAN SHAPIRO

/s/ Harry T.J. Roberts                       Director                            April 16, 1998
-----------------------------------
        HARRY T.J. ROBERTS

                                         EXHIBIT INDEX



          Exhibit                          Description                                      Page
          -------                          -----------                                      ----
          No.
          ---

          3.1*           Certificate of Incorporation of the Company
          3.2*           By-Laws of the Company
          4.1*           Specimen of stock certificate for DVI's Common
                         Stock, par value $.005 per share
          5.1            Opinion of counsel regarding the legality of the
                         Common Stock being registered
         23.1            Consent of counsel (included in Exhibit 5.1)
         23.2            Consent of Deloitte & Touche LLP
         24              Power of attorney (see p. 3)

-------------

* Filed as an Exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-84604) and incorporated herein by reference.


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